EXHIBIT 99.1



HOUSTON, TEXAS

 06 DECEMBER  2000

FOR IMMEDIATE RELEASE:


       ATWOOD OCEANICS, INC. (A HOUSTON BASED INTERNATIONAL OFFSHORE DRILLING CONTRACTOR - NYSE: ATW) ANNOUNCED TODAY THAT IT HAS PURCHASED THE SEMISUBMERSIBLE UNIT "OCEAN SCOUT" FROM OCEANEERING INTERNATIONAL, INC. FOR $4.5 MILLION. THE HULL OF THE OCEAN SCOUT IS SIMILAR IN DESIGN TO THE COMPANY'S SEMISUBMERSIBLE TENDER UNIT "SEAHAWK" CURRENTLY WORKING IN MALAYSIA UNDER A FOUR-YEAR CONTRACT EXTENSION. THE COMPANY PURCHASED THE OCEAN SCOUT FOR CONVERSION AND UPGRADE TO A SEMISUBMERSIBLE TENDER UNIT. DEPENDING UPON WATER DEPTH AND OTHER OPERATIONAL REQUIREMENTS, THE COST OF THE CONVERSION AND UPGRADE COULD RANGE FROM $40 TO $60 MILLION AND TAKE ELEVEN TO TWELVE MONTHS TO COMPLETE. THE CONVERSION AND UPGRADE WILL NOT BE UNDERTAKEN UNTIL AN ACCEPTABLE CONTRACT OPPORTUNITY HAS BEEN SECURED.

Statements contained in this press release with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors; the Company's dependence on the oil and gas industry; the risks involved in upgrade to the Company's rigs; competition;
operating risks; risks involved in foreign operations; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

                                            CONTACT:  JIM HOLLAND
                                                   (281) 749-7804